Electronic Articles of Incorporation
For

P22000014761
FILED
February 21, 2022
Sec. Of State
jafason

BSX ENERGY HOLDINGS, INC.

The undersigned incorporator, for the purpose of forming a Florida profit corporation, hereby adopts the following Articles of Incorporation:

Article I

The name of the corporation is:

BSX ENERGY HOLDINGS, INC.

Article II

The principal place of business address:

302 PERIMETER CENTER N.
UNIT 1260
ATLANTA, GA. 30346

The mailing address of the corporation is:

302 PERIMETER CENTER N.
UNIT 1260
ATLANTA, GA. 30346

Article III

The purpose for which this corporation is organized is:

ANY AND ALL LAWFUL BUSINESS.

Article IV

The number of shares the corporation is authorized to issue is:

100,000,000

Article V

The name and Florida street address of the registered agent is:

CT CORPORATION SYSTEM
1200 SOUTH PINE ISLAND ROAD
STEVEN D. MITCHAM
PLANTATION, FL. 33324

I certify that I am familiar with and accept the responsibilities of registered agent.

Registered Agent Signature: STEVEN MITCHAM

P22000014761
FILED
February 21, 2022
Sec. Of State
jafason

Article VI

The name and address of the incorporator is:

STEVEN MITCHAM
302 PERIMETER CENTER N.
UNIT 1260
ATLANTA, GEORGIA 30346

Electronic Signature of Incorporator: STEVEN MITCHAM

I am the incorporator submitting these Articles of Incorporation and affirm that the facts stated herein are true. I am aware that false information submitted in a document to the Department of State constitutes a third degree felony as provided for in s.817.155, F.S. I understand the requirement to file an annual report between January 1st and May 1st in the calendar year following formation of this corporation and every year thereafter to maintain "active" status.

Article VII

The initial officer(s) and/or director(s) of the corporation is/are:

Title: CEO
STEVEN MITCHAM
302 PERIMETER CENTER N. UNIT 1260
ATLANTA, GA. 30346